This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2020 (the “Report”) of Blackstone Real Estate Income Master Fund (the “registrant”).

I, Jonathan Pollack, the Chief Executive Officer and President of the registrant, certify that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 4, 2020

/s/ Jonathan Pollack
Jonathan Pollack
Chief Executive Officer and President (Principal Executive Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2020 (the “Report”) of Blackstone Real Estate Income Master Fund (the “registrant”).

I, Anthony F. Marone, Jr., the Chief Financial Officer and Treasurer of the registrant, certify that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 4, 2020

/s/ Anthony F. Marone, Jr.
Anthony F. Marone, Jr.
Chief Financial Officer and Treasurer (Principal Financial Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.